UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2025

SUTRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38662	47-0926186
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Oyster Point Blvd,

South San Francisco, California, 94080

(Address of principal executive offices) (Zip Code)

(650) 881-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STRO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities

On September 29, 2025, Sutro Biopharma, Inc. (the “Company”) announced further organizational restructuring to prioritize the advancement of its three preclinical ADC programs and its research and development collaborations. The restructuring is expected to extend the Company’s runway into at least mid-2027 resulting from cost savings associated with the restructuring and certain expected near-term milestone payments. Following further prioritization of the ADC programs, the Company expects initial clinical data to be available from STRO-004, its next-generation Tissue Factor-targeting exatecan ADC, in 2026. As part of the corporate restructuring, the Company plans to reduce its workforce by approximately one-third.

The total cash payments and costs related to the further prioritization of the ADC programs and reducing the workforce are estimated to be approximately $4.1million to $4.3 million, with a significant majority of these amounts expected to be paid in the fourth quarter of 2025. These estimates are subject to a number of assumptions and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the corporate restructuring.

A copy of the press release announcing the corporate restructuring is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Sutro Biopharma, Inc. announcing operational restructuring intended to extend cash runway through key milestones.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and other federal securities laws. Any statements contained herein that do not describe historical facts, including, but not limited to, statements regarding anticipated preclinical and clinical development activities; timing of announcements of IND submissions, clinical results, trial initiation, and other regulatory filings; outcome of discussions with regulatory authorities; potential benefits of the Company’s product candidates and platform; potential business development and partnering transactions; potential market opportunities for the Company’s product candidates; the timing and receipt of anticipated future milestone payments; the Company’s expected cash runway; and the expected costs and cost reductions associated with the restructuring, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutro Biopharma, Inc.

Date: September 29, 2025	By:	/s/ David Pauling
David Pauling
General Counsel and Chief Administrative Officer